EXHIBIT 16.1

Bagell, Josephs, Levine & Company, LLC
406 Lippencott Drive, Suite J
marlton, nj

April 18, 2012

Securities and Exchange Commission
100 F Street, N.W.
Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Kenergy Scientific, Inc. (the “Company”) Form 8-K dated April 16, 2012, and are in agreement with the statements relating only to Bagell, Josephs, Levine & Company, LLC  contained therein. We have no basis to agree or disagree with other statements of the Company contained therein

Very truly yours,

s/s Bagell, Josephs, Levine & Company, LLC